EXHIBIT 23(b)

                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To HUBCO, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this proxy statement-prospectus of our report dated January 12, 1995 (except for Note 21 to the financial statements as to which the date is February 14, 1995) incorporated by reference in HUBCO, Inc.'s Form 10-K for the year ended December 31, 1994 and to all references to our firm included in this proxy statement/prospectus.

                                            ARTHUR ANDERSEN LLP

Roseland, New Jersey
April 10, 1995